UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 14, 2018 (December 12, 2018)
Date of Report (Date of earliest event reported)

PLAYAGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Stock Bonus Payment

Effective December 12, 2018, David Lopez, Chief Executive Officer of PlayAGS, Inc. (the “Company”), Kimo Akiona, Chief Financial Officer of the Company, Victor Gallo, General Counsel of the Company, and Sigmund Lee, Chief Technology Officer of the Company elected to receive a portion of their fiscal year 2018 annual incentive bonus in shares of common stock in lieu of cash. On the same day, the Board of Directors of the Company granted 4,764 shares of immediately vested common stock to these four executives. The remaining portion of each of these four executive’s annual incentive bonus is expected to be paid in cash in February 2019.

Employment Agreement with Kimo Akiona

Effective December 13, 2018, AGS LLC (“AGS”), a subsidiary of the Company, entered into an employment agreement with Kimo Akiona to continue to serve as Chief Financial Officer of the Company (the “Employment Agreement”). Mr. Akiona has served as the Chief Financial Officer of the Company since February 23, 2015.

Pursuant to the Employment Agreement, Mr. Akiona’s annual base salary shall be $336,500. Mr. Akiona’s base salary may from time to time be increased by AGS, but may be decreased only in connection, and to the same extent, with an AGS-wide decrease for all senior leadership positions. Mr. Akiona shall also be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity no less than 75% of his base salary if 100% of target is achieved. Mr. Akiona will be eligible for this performance-based bonus if he is actively employed by AGS on the time of the bonus payment.

The agreement with AGS is “at-will,” meaning that either Mr. Akiona or AGS may terminate the employment relationship at any time and for any reason, either with or without cause. If during the term of the Employment Agreement, AGS terminates Mr. Akiona’s employment for cause, or due to death or “disability” (as defined in the Employment Agreement), or due to a voluntary resignation without “good reason” (as defined in the Employment Agreement), Mr. Akiona will only be entitled to receive the unpaid portion of his base salary accrued to the termination date. If during the term of the Employment Agreement, AGS terminates Mr. Akiona’s employment without cause or he resigns for good reason, subject to receiving a signed release of claims from Mr. Akiona, Mr. Akiona will receive severance pay equal to 18 months base salary (paid over an 18-month period) along with the pro-rated performance-based bonus for the year in which Mr. Akiona is terminated.

Pursuant to his Employment Agreement, Mr. Akiona will also be subject to perpetual confidentiality, intellectual property and non-disparagement, as well as certain non-solicitation and certain non-competition restrictions for 18 months following the date of his employment.

The description of the terms of the Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Form 10-K report for the fiscal year ending December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

December 14, 2018	By:	/s/ KIMO AKIONA
Kimo Akiona
Chief Financial Officer, Chief Accounting Officer and Treasurer, (Principal Financial and Accounting Officer)